EXHIBIT 10.4


                              ADVISORY AGREEMENT


         ADVISORY AGREEMENT (this "Agreement") dated as of the ____ day of _________, 2005, by and among WMT III- Series I/J, a Delaware limited liabiliy company (the "Trading Vehicle"), Preferred Investment Solutions Corp., a Connecticut corporation (the "Managing Owner") and Eagle Trading Systems, Inc., a Delaware corporation (the "Advisor").

                             W I T N E S S E T H:


         WHEREAS, the Trading Vehicle has been organized primarily for the purpose of trading, buying, selling, spreading or otherwise acquiring, holding or disposing of futures, forward and options contracts. Other transactions also may be effected from time to time, including among others, those as more fully identified in Exhibit A hereto; the foregoing commodities and other transactions are collectively referred to as "Commodities"; and

         WHEREAS, Series I and Series J are the only members ("Members") of the Trading Vehicle; and

         WHEREAS, the Managing Owner is the managing owner of World Monitor Trust III (the "Trust"), a Delaware statutory trust; and

         WHEREAS, the Managing Owner is authorized to utilize the services of one or more professional commodity trading advisors in connection with the Commodities trading activities of the various trading vehicles that will be owned by certain series of the Trust; and

         WHEREAS, the Advisor's present business includes the management of Commodities accounts for its clients; and



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         WHEREAS, the Advisor is registered as a commodity trading advisor under the United States Commodity Exchange Act, as amended (the "CE Act"), and is a member of the National Futures Association (the "NFA") as a commodity trading advisor and will maintain such registration and membership for the term of this Agreement; and

         WHEREAS, the Trust proposes to make an initial public offering (the "Offering") of limited liability beneficial interests in the Trust (the "Interests") evidenced by different series of Interests (each, a "Series") through Kenmar Securities, Inc., as Selling Agent, and in connection therewith, the Trust intends to file with the U. S. Securities and Exchange Commission (the "SEC"), pursuant to the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-1 to register the beneficial interests (the "Interests"), including the Series I Interest (Units relating to the Series I Interests are referred to herein as the "Series I Units") and the Series J Interests (Units relating to the Series J Interests are referred to herein as the "Series J Units") and as part thereof a prospectus (which registration statement, together with all amendments thereto, shall be referred to herein as the "Registration Statement" and which prospectus, in final form, shall be referred to herein as the "Prospectus"); and

         WHEREAS, the Trust will prepare and file applications for registration of the Interests under the securities or Blue Sky laws of such jurisdictions as the Managing Owner deems appropriate; and

         WHEREAS, the Trading Vehicle and the Advisor desire to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will render and implement commodity advisory services on behalf of the Trading Vehicle during the term of this Agreement;



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         NOW, THEREFORE, the parties agree as follows:

     1.  Duties of the Advisor.

         (a) Appointment. The Trading Vehicle hereby appoints the Advisor, and the Advisor hereby accepts appointment, as its limited attorney-in-fact to exercise discretion to invest and reinvest in Commodities during the term of this Agreement the portion of the Trading Vehicle's Net Asset Value (as defined in the Prospectus), which is comprised of the assets attributable to the Trading Vehicle's assets allocated to the Advisor which initially shall not be less than $10 million (the "Trading Vehicle Allocated Assets") on the terms and conditions and for the purposes set forth herein. This limited power-of-attorney is a continuing power and shall continue in effect with respect to the Advisor until terminated hereunder. The Advisor shall have sole authority and responsibility for independently directing the investment and reinvestment in Commodities of the Trading Vehicle Allocated Assets for the term of this Agreement pursuant to the trading programs, methods, systems, and strategies described in Exhibit A hereto, which the Trading Vehicle and the Managing Owner have selected to be utilized by the Advisor in trading the Trading Vehicle Allocated Assets (collectively referred to as the Advisor's "Trading Approach"), subject to the trading policies and limitations as set forth in the Prospectus and attached hereto as Exhibit B (the "Trading Policies and Limitations"), as the same may be modified from time to time and provided in writing to the Advisor. The portion of the Trading Vehicle Allocated Assets to be allocated by the Advisor at any point in time to one or more of the various trading strategies comprising the Advisor's Trading Approach will be determined as set forth in Exhibit A hereto, as it may be amended from time to time, with the consent of the parties, it being understood that trading gains and losses automatically will alter the agreed upon


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allocations. Upon receipt of a new allocation, the Advisor will determine and, if required, adjust its trading in light of the new allocation.

         (b) Allocation of Responsibilities. The Trading Vehicle will have the responsibility for the management of any portion of the Trading Vehicle Allocated Assets that are not invested in Commodities. The Advisor will use its good faith and best efforts in determining the investment and reinvestment in Commodities of the Trading Vehicle Allocated Assets in compliance with the Trading Policies and Limitations, and in accordance with the Advisor's Trading Approach. In the event that the Trading Vehicle shall, in its sole discretion, determine in good faith following consultation appropriate under the circumstances with the Advisor that any trading instruction issued by the Advisor violates the Trading Vehicle Trading Policies and Limitations, then the Trading Vehicle, following reasonable notice to the Advisor appropriate under the circumstances, may override such trading instruction and shall be responsible therefor. Nothing herein shall be construed to prevent the Managing Owner from imposing any limitation(s) on the trading activities of the Trading Vehicle beyond those enumerated in the Prospectus if the Managing Owner determines that such limitation(s) are necessary or in the best interests of the Trust or the Trading Vehicle, in which case the Advisor will adhere to such limitations following written notification thereof.

         (c) Gains From Trading Approach. The Advisor agrees that at least 90% of the annual gross income and gain, if any, generated by its Trading Approach for Trading Vehicle Allocated Assets will be "qualifying income" within the meaning of Section 7704(d) of the Code (it being understood that such income will largely result from buying and selling Commodities and that the Trading Approach is not intended primarily to generate interest income). The Advisor also agrees that it will attempt to trade in such a manner as to allow non-U.S. Limited


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Owners (as defined below) to qualify for the safe harbors found in Section
864(b)(2) of the Code and as interpreted in the regulations promulgated or proposed thereunder.

         (d) Modification of Trading Approach. In the event the Advisor requests to use, or the Trading Vehicle requests the Advisor to use, a trading program, system, method or strategy other than or in addition to the trading programs, systems, methods or strategies comprising the Trading Approach in connection with trading for the Trading Vehicle (including, without limitation, the deletion or addition of an agreed upon trading program, system, method or strategy to the then agreed upon Trading Approach), either in whole or in part, the Advisor may not do so and/or shall not be required to do so, as appropriate, unless both the Trading Vehicle and the Advisor consent thereto in writing.

         (e) Notification of Material Changes. The Advisor also agrees to give the Trading Vehicle prior written notice of any proposed material change in its Trading Approach, and agrees not to make any material change in such Trading Approach (as applied to the Trading Vehicle) over the objection of the Trading Vehicle, it being understood that the Advisor shall be free to institute non-material changes in its Trading Approach (as applied to the Trading Vehicle) without prior written notification. Without limiting the generality of the foregoing, refinements to the Advisor's Trading Approach, and the deletion (but not the addition) of Commodities (other than the addition of Commodities then being traded (i) on organized domestic commodities exchanges, (ii) on foreign commodities exchanges recognized by the Commodity Futures Trading Commission (the "CFTC") as providing customer protections comparable to those provided on domestic exchanges, or (iii) in the interbank foreign currency market) to or from the Advisor's Trading Approach, and variations in the leverage principles and policies


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utilized by the Advisor, shall not be deemed a material change in the
Advisor's Trading Approach, and prior approval of the Trading Vehicle shall not be required therefor.

         Subject to adequate assurances of confidentiality, the Advisor agrees that it will discuss with the Trading Vehicle upon request any trading methods, programs, systems or strategies used by it for trading customer accounts which differ from the Trading Approach used for the Trading Vehicle, provided that nothing contained in this Agreement shall require the Advisor to disclose what it deems to be proprietary or confidential information.

         (f) Request for Information. The Advisor agrees to provide the Trading Vehicle with any reasonable information concerning the Advisor that the Trading Vehicle may reasonably request (other than the identity of its customers or proprietary or confidential information concerning the Trading Approach), subject to receipt of adequate assurances of confidentiality by the Trading Vehicle, including, but not limited to, information regarding any change in control, key personnel, Trading Approach and financial condition which the Trading Vehicle reasonably deems to be material to the Trading Vehicle; the Advisor also shall notify the Trading Vehicle of any such matters the Advisor, in its reasonable judgment, believes may be material to the Trading Vehicle relating to the Advisor and its Trading Approach. During the term of this Agreement, the Advisor agrees to provide the Trading Vehicle with updated monthly information related to the Advisor's performance results within a reasonable period of time after the end of the month to which it relates.

         (g) Notice of Errors. The Advisor is responsible for promptly reviewing all oral and written confirmations it receives to determine that the Commodities trades were made in accordance with the Advisor's instructions. If the Advisor determines that an error was made in


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connection with a trade or that a trade was made other than in accordance with the Advisor's instructions, the Advisor shall promptly notify the Trading Vehicle of this fact and shall utilize its commercially reasonable efforts to cause the error or discrepancy to be corrected.

         (h) Liability. Neither the Advisor nor any employee, director, officer or shareholder of the Advisor, nor any person who controls the Advisor, shall be liable to the Trading Vehicle, its officers, directors, members, shareholders or employees, or any person who controls the Trading Vehicle, or any of their respective successors or assignees under this Agreement, except by reason of acts or omissions in material breach of this Agreement or due to their willful misconduct or gross negligence or by reason of their not having acted in good faith in the reasonable belief that such actions or omissions were in the best interests of the Trading Vehicle and its Members; it being understood that the Advisor makes no guarantee of profit nor offers any protection against loss, and that all purchases and sales of Commodities shall be for the account and risk of the Trading Vehicle, and the Advisor shall incur no liability for trading profits or losses resulting therefrom provided the Advisor would not otherwise be liable to the Trading Vehicle under the terms hereof.

         (i) Initial Allocation, Additional Allocations, and Reallocations. Initially, the Trading Vehicle Allocated Assets will total an amount equal to the assets of the Trust allocable to the Trading Vehicle, including all cash and cash equivalents held by the Trust in respect of the Trading Vehicle reduced by all liabilities of the Trust incurred specifically in respect of the Trading Vehicle and further reduced by the Trading Vehicle Allocated Assets' pro-rata share of the total liabilities of the Trust which are not otherwise specifically allocable to another trading vehicle, at the conclusion of the Trust's Initial Offering Period (as described in the Prospectus).



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         (j) Additional Allocations and Reallocations. Subject to Section
10(a) below, the Trading Vehicle may, on a monthly basis during the Trust's Continuous Offering Period, as described in the Prospectus, (i) allocate additional assets to the Advisor, (ii) reallocate the Trading Vehicle Allocated Assets away from the Advisor to another commodity trading advisor (an "Other Advisor"), (iii) reallocate assets to the Advisor from an Other Advisor or (iv) allocate additional capital with respect to the Trading Vehicle Allocated Assets to an Other Advisor.

         (k) Delivery of Disclosure Document. The Advisor agrees to provide to the Managing Owner any amendment, or supplement, to the Disclosure Document attached hereto as Exhibit D (an "Update") as soon as such Update is available for distribution following the filing of such update in final form with the NFA.

     2.  Indemnification.

         (a) Trust Indemnification of the Advisor. Subject to the provisions of Section 3 of this Agreement, the Advisor, and each officer, director, shareholder and employee of the Advisor, and each person who controls the Advisor, shall be indemnified, defended, and held harmless by the Trading Vehicle and the Managing Owner, jointly and severally, from and against any and all claims, losses, judgments, liabilities, damages, costs, expenses (including, without limitation, reasonable investigatory and attorneys' fees and expenses) and amounts paid in settlement of any claims in compliance with the conditions specified below (collectively, "Losses") sustained by the Advisor (i) in connection with any acts or omissions of the Advisor, or any of its officers, directors or employees relating to its management of the Trading Vehicle Allocated Assets, including in connection with this Agreement or otherwise as a result of the Advisor's performance of services on behalf of the Trading Vehicle or its role as trading advisor


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

to Trading Vehicle Allocated Assets and (ii) as a result of a material breach of this Agreement by the Trading Vehicle or the Managing Owner, provided that,
(1) such Losses were not the result of negligence, misconduct or a material breach of this Agreement on the part of the Advisor, and its officers, directors, shareholders and employees, and each person controlling the Advisor, (ii) the Advisor, and its officers, directors, shareholders and employees, and each person controlling the Advisor, acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Trading Vehicle and its Members and (iii) any such indemnification will only be recoverable from the Trading Vehicle Allocated Assets and the assets of the Managing Owner and not from any other assets of Series I, Series J or any other Series of the Trust, and provided further, that no indemnification shall be permitted under this Section 2 for amounts paid in settlement if either (A) the Advisor fails to notify the Trading Vehicle of the terms of any settlement proposed, at least fifteen (15) days before any amounts are paid, or (B) the Trading Vehicle does not approve the amount of the settlement within fifteen (15) days (such approval not to be withheld unreasonably). Notwithstanding the foregoing, the Trading Vehicle shall, at all times, have the right to offer to settle any matter for a monetary amount with the approval of the Advisor (which approval shall not be withheld unreasonably) and if the Trading Vehicle successfully negotiates a monetary settlement and tenders payment therefor to the party claiming indemnification (the "Indemnitee") the Indemnitee must either use commercially reasonable efforts to dispose of the matter in accordance with the terms and conditions of the proposed settlement or the Indemnitee may refuse to settle the matter and continue its defense in which latter event the maximum liability of the Trading Vehicle to the Indemnitee shall be the amount of said proposed settlement; provided, however, that nothing


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herein contained shall require the Indemnitee to accept any settlement which has provisions requiring anything other than payment of a monetary amount.

         (b) Default Judgments and Confessions of Judgment. None of the foregoing provisions for indemnification shall be applicable with respect to default judgments or confessions of judgment entered into by the Indemnitee, with its knowledge, without the prior consent of the Trading Vehicle.

         (c) Procedure. In the event that an Indemnitee under this Section 2 is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such Indemnitee shall be indemnified only for that portion of the Losses incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.

         (d) Expenses. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against an Indemnitee shall be paid by the Trading Vehicle in advance of the final disposition of such action, suit or proceeding if (i) the legal action, suit or proceeding, if sustained, would entitle the Indemnitee to indemnification pursuant to the terms of this Section 2, and (ii) the Advisor undertakes to repay the advanced funds to the Trading Vehicle in cases in which the Indemnitee is not entitled to indemnification pursuant to this Section 2.

     3. Limits on Claims.

         (a) Prohibited Acts. The Advisor agrees that it will not take any of the following actions against the Trading Vehicle or any Member: (i) seek a decree or order by a


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court having jurisdiction in the premises (A) for relief in respect of the
Trust, Trading Vehicle or any Member in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or (B) adjudging the Trust, the Trading Vehicle or any Member a bankrupt or insolvent, or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust, the Trading Vehicle or any Member under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust, the Trading Vehicle or any Member or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, (ii) seek a petition for relief, reorganization or to take advantage of any law referred to in the preceding clause or (iii) file an involuntary petition for bankruptcy (collectively, "Bankruptcy or Insolvency Action").

         (b) Limited Assets Available. In addition, the Advisor agrees that for any obligations due and owing to it by the Trading Vehicle, the Advisor will look solely and exclusively to Trading Vehicle Allocated Assets to satisfy its claims and will not seek to attach or otherwise assert a claim against the other assets of the Trust, the Trading Vehicle or any Member, whether there is a Bankruptcy or Insolvency Action taken or otherwise. The parties agree that this provision will survive the termination of this Agreement, whether terminated in a Bankruptcy or Insolvency Action or otherwise.

         (c) No Limited Owner Liability. This Agreement has been made and executed by and on behalf of the Trading Vehicle for the benefit of the Trading Vehicle and the obligations of the Trading Vehicle set forth herein are not binding upon the Members nor any of the owners of any Series ("Limited Owners") individually, but are binding only upon the assets


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and property identified above and no resort shall be had to the assets of
Series I, Series J or any other Series issued by the Trust or the Limited Owners' personal property for the satisfaction of any obligation or claim hereunder.

     4. Obligations of the Trust, the Managing Owner and the Advisor.

         (a) The Registration Statement and Prospectus. Each of the Trading Vehicle and the Managing Owner agrees to cooperate and use its good faith, and best efforts in connection with (i) the preparation by the Trust of the Registration Statement and the Prospectus (and any amendments or supplements thereto), (ii) the filing of the Registration Statement and the Prospectus (and any amendments or supplements thereto) with such governmental and self-regulatory authorities as the Managing Owner deems appropriate for the registration and sale of the Interests and the taking of such other actions not inconsistent with this Agreement as the Managing Owner may determine to be necessary or advisable in order to make the proposed offer and sale of Interests lawful in any jurisdiction, (iii) causing the Registration Statement (and any amendment thereto) to become effective under the 1933 Act and the Blue Sky securities laws of such jurisdictions as the Managing Owner may deem appropriate, and (iv) the taking of such other actions as the Managing Owner may reasonably determine to be necessary or advisable in order to comply with any other legal or regulatory requirements applicable to the Trust or the Series I Assets. The Advisor agrees to make all required disclosures regarding itself, its officers and principals, trading performance, Trading Approach, customer accounts (other than the names of customers, unless such disclosure is required by law or regulation) and otherwise as may be required, in the reasonable judgment of counsel to the Managing Owner, to be made in the Registration Statement and Prospectus and in applications to any such jurisdictions by reason of any law or regulation applicable to the Trust or the Series I Assets.


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Except as required by applicable law or regulations, no description of, or other information relating to, the Advisor may be distributed by the Managing Owner without the prior written consent of the Advisor; provided that distribution of performance information relating to the Trading Vehicle's account shall not require consent of the Advisor.

         (b) Road Shows. The Advisor agrees to participate in "road show" and similar presentations in connection with the offering of the Series I Interests to the extent reasonably requested by the Trading Vehicle, on the following conditions: (i) all expenses incurred by the Advisor in the course of such participation will be paid for by the Trading Vehicle and/or the Selling Agent, (ii) the Advisor shall not be obligated to take any action which might require registration as a broker-dealer or investment adviser under any applicable federal or state law, and (iii) the Advisor shall not be required to assist in "road show" or similar presentations to the extent that it reasonably believes that doing so would interfere with its trading, marketing or other activities or otherwise would be unduly burdensome to it.

         (c) Advisor Not A Promoter. The parties acknowledge that the Advisor has not been, either alone or in conjunction with the Selling Agent or its affiliates, an organizer or promoter of the Trading Vehicle, and it is not intended by the parties that the Advisor shall have any liability as such.

         (d) Filings. The Advisor acknowledges that the Trust may at any time determine not to file the Registration Statement with the SEC or withdraw the Registration Statement from the SEC or any other governmental or self-regulatory authority with which it is filed or otherwise terminate the Registration Statement or the offering of Interests. Upon any such withdrawal or termination, or if the "minimum" (i) aggregate number of Units or (ii) Series


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I Units or Series J Units required to be sold pursuant to the Prospectus is not sold, this Agreement shall terminate and, except for the payment of expenses as set forth in subparagraph 4(b) above and in paragraph 2, neither the Trading Vehicle nor the Managing Owner shall have any obligations to the Advisor with respect to this Agreement nor shall the Advisor have any obligations to the Trading Vehicle or the Managing Owner with respect to this Agreement.

         (e) Representation Agreement. On or prior to the commencement of the offering of Interests pursuant to the Prospectus, the parties agree to execute a Representation Agreement (the "Representation Agreement") relating to the offering of the Series I Interests and Series J Interests substantially in the form of Exhibit C to this Agreement.

     5. Advisor Independence.

         (a) Independent Contractor. The Advisor shall for all purposes herein be deemed to be an independent contractor with respect to the Trading Vehicle, the Managing Owner and each other commodity trading advisor that may in the future provide commodity trading advisory services to the Trading Vehicle and the Managing Owner and its affiliates, and shall, unless otherwise expressly authorized, have no authority to act for or to represent the Trading Vehicle, the Managing Owner, any other commodity trading advisor or the Selling Agent in any way or otherwise be deemed to be a general agent, joint venturer or partner of the Trading Vehicle, the Managing Owner, any other commodity trading advisor, or in any way be responsible for the acts or omissions of the Trading Vehicle, the Managing Owner, any other commodity trading advisor as long as it is acting independently of such persons.

         (b) Purchase of Interests. Any of the Advisor, its principals and employees may, in its discretion, purchase Interests in the Trust.



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         (c) Confidentiality. The Trading Vehicle and the Managing Owner
acknowledge that the Trading Approach including methods, models and strategies of the Advisor is the confidential property of the Advisor. Nothing in this Agreement shall require the Advisor to disclose the confidential or proprietary details of its Trading Approach. The Trading Vehicle and the Managing Owner further agree that they will keep confidential and will not disseminate the Advisor's trading advice to the Trading Vehicle, except as, and only to the extent that, it may be determined by the Trading Vehicle to be
(i) necessary for the conduct of the business of the Trading Vehicle, including the performance of brokerage services by the Trading Vehicle's commodity broker(s), it being understood that in those circumstances the Trading Vehicle will use commercially reasonable efforts to assure that third parties to whom such information is provided will maintain the confidentiality of such information, or (ii) expressly required by law or regulation. The Trading Vehicle further agrees that it will not, directly or indirectly, utilize any confidential information obtained from the Advisor in or in connection with its or its affiliates' own trading systems.

     6. Commodity Broker.

         All Commodities traded for the account of the Trading Vehicle shall be made through such commodity broker or brokers or counterparty or counterparties as the Trading Vehicle directs or otherwise in accordance with such order execution procedures as are agreed upon between the Advisor and the Trading Vehicle. Except as set forth below, the Advisor shall not have any authority or responsibility in selecting or supervising any floor broker or counterparty for execution of Commodities trades of the Trading Vehicle or for negotiating floor brokerage commission rates or other compensation to be charged therefor. The Advisor shall not be responsible for determining that any such broker or counterparty used in connection with any


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Commodities transactions meets the financial requirements or standards imposed by the Trading Vehicle's Trading Policies and Limitations. At the present time it is contemplated that the Trading Vehicle will execute and clear all Commodities trades through UBS Securities LLC. The Advisor may, however, with the consent of the Trading Vehicle, such consent not to be unreasonably withheld, execute transactions at such other firm(s), and upon such terms and conditions, as the Advisor and the Trading Vehicle agree if such firm(s) agree to "give up" all such transactions to UBS Securities LLC for clearance. To the extent that the Trading Vehicle determines to utilize a broker or counterparty other than UBS Securities LLC, the Trading Vehicle will consult with the Advisor prior to directing it to utilize such broker or counterparty, and will not retain the services of such firm(s) over the reasonable objection of the Advisor.

     7. Fees.

         In consideration of and in compensation for the performance of the Advisor's services under this Agreement, the Advisor shall receive from the Trading Vehicle a monthly management fee (the "Management Fee") and a quarterly incentive fee (the "Incentive Fee") based on the Trading Vehicle Allocated Assets, which in all events shall be unaffected by the performance of any other trading vehicle, as follows:

         (a) A Management Fee equal to 1/6% of 1% (0.16667%) the Trading Vehicle Allocated Assets determined as of the close of business on the last day of each month (an annual rate of 2%). For purposes of determining the Management Fee, any distributions, redemptions, or reallocation of the the Trading Vehicle Allocated Assets made as of the last day of a month shall be added back to the Trading Vehicle Allocated Assets and there shall be no reduction for (i) any accrued but unpaid incentive fees due the Advisor under paragraph (b) below for the


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quarter in which such fees are being computed, or (ii) any accrued but unpaid extraordinary expenses (as defined in the Trust's Trust Agreement). The Management Fee determined for any month in which an Advisor manages the the Trading Vehicle Allocated Assets for less than a full month shall be pro rated, such proration to be calculated on the basis of the number of days in the month the the Trading Vehicle Allocated Assets were under the Advisor's management as compared to the total number of days in such month, with such proration to include appropriate adjustments for any funds taken away from the Advisor's management during the month for reasons other than distributions or redemptions, including but not limited to the reduction of the the Trading Vehicle Allocated Assets allocated to the Advisor's management resulting from the payment of extraordinary expenses. Management fees paid pursuant to this Section are non-refundable.

         (b) An Incentive Fee of twenty per cent (20%) (the "Incentive Fee") of "New High Net Trading Profits" (as hereinafter defined) generated on the the Trading Vehicle Allocated Assets, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter (the "Incentive Measurement Date").

         New High Net Trading Profits (for purposes of calculating the Advisor's Incentive Fee only) will be computed as of the Incentive Measurement Date and will include such profits (as outlined below) since the immediately preceding Incentive Measurement Date (or, with respect to the first Incentive Measurement Date, since commencement of operations of the Trading Vehicle (each an "Incentive Measurement Period").

         New High Net Trading Profits for any Incentive Measurement Period will be the net profits, if any, from trading the Trading Vehicle Allocated Assets during such period


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(including (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) and will be calculated after the determination of the Trading Vehicle's transaction costs attributable to the the Trading Vehicle Allocated Assets, the Advisor's Management Fee, the operating expenses for which the Trading Vehicle Allocated Assets are responsible, and any extraordinary expenses (e.g., litigation, costs or damages) paid during an Incentive Measurement Period which are specifically related to the Advisor, but before deduction of any Incentive
Fees payable during the Incentive Measurement Period. New High Net Trading Profits will not include interest earned or credited on Trading Vehicle Allocated Assets. New High Net Trading Profits will be generated only to the extent that the Advisor's cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by the Advisor as of a previous Incentive Measurement Date. Except as set forth below, net losses from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs or if this Agreement is terminated at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution or termination will be treated as if it were an Incentive Measurement Date, but any Incentive Fee accrued in respect of the withdrawn assets on such date shall not be paid to the Advisor until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions to the Trading Vehicle in an Incentive Measurement Period, distributions or redemptions paid or payable by the Trading Vehicle during an Incentive Measurement Period, as well as losses, if any, associated with redemptions, distributions, and reallocations of assets during the Incentive Measurement Period and prior to the Incentive Measurement Date (i.e., to the extent that assets are allocated away from the Advisor (through redemptions, distributions or allocations caused by the Trading

Vehicle), any loss carryforward attributable to the Advisor shall be reduced in the same proportion that the value of the assets allocated away from the Advisor comprises of the value of the Trading Vehicle Allocated Assets prior to such allocation away from the Advisor. In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

         (c) Timing of Payment. Management Fees and Incentive Fees shall be paid within fifteen (15) business days following the end of the period for which they are payable. The first incentive fee which may be due and owing to the Advisor in respect of any New High Net Trading Profits will be due and owing as of the end of the first calendar quarter during which the Trading Advisor managed the Trading Vehicle Allocated Assets for at least forty five
(45) days. If an Incentive Fee shall have been paid by the Trust to the Advisor in respect of any calendar quarter and the Advisor shall incur subsequent losses on the Trading Vehicle Allocated Assets the Advisor shall nevertheless be entitled to retain amounts previously paid to it in respect of New High Net Trading Profits.

         (d) Fee Data. The Trading Vehicle will provide the Advisor with the data used by the Trading Vehicle to compute the foregoing fees within ten (10) business days of the end of the relevant period. The Advisor shall be free to contest the calculations if in its reasonable judgment they are inaccurate.

         (e) Third Party Payments. Neither the Advisor, nor any of its officers, directors, employees or stockholders, shall receive any commissions, compensation, remuneration or payments whatsoever from any broker with which the Trading Vehicle carries an account for transactions executed in the Trading Vehicle's account. The parties acknowledge that a spouse of any of the foregoing persons may receive floor brokerage commissions in respect of trades effected pursuant to the Advisor's Trading Approach on behalf of the Trading Vehicle, which payment shall not violate the preceding sentence.

     8. Term and Termination.

         (a) Term. This Agreement shall commence on the date hereof and, unless sooner terminated pursuant to paragraphs (b), (c) or (d) of this
Section 8, shall continue in effect until the close of business on the last day of the month ending 12 full months following the commencement of the Trading Vehicle's trading activities. Thereafter, unless this Agreement is terminated pursuant to paragraphs (b), (c) or (d) of this Section 8, this Agreement shall be renewed automatically on the same terms and conditions set forth herein for successive additional 12 month terms, each of which shall commence on the first day of the month subsequent to the conclusion of the preceding term. Subject to Section 8(d)(iv) hereof, the automatic renewal(s) set forth in the preceding sentence hereof shall not be affected by (i) any allocation of the Trading Vehicle Allocated Assets away from the Advisor pursuant to this Agreement, or (ii) the retention of Other Advisors following a reallocation, or otherwise.

         (b) Automatic Termination. This Agreement shall terminate automatically in the event that the Trust or the Trading Vehicle is terminated. In addition, this Agreement shall terminate automatically in the event that the Trading Vehicle Allocated Assets decline as of the end of any business day by at least 40% from the Trading Vehicle Allocated Assets (i) as of the first day of this Agreement, or (ii) as of the first day of any calendar year, as adjusted on an ongoing basis by (A) any decline(s) in the Trading Vehicle Allocated Assets caused by distributions, redemptions, reallocations, and withdrawals, and (B) additions to the Trading Vehicle Allocated Assets caused by additional allocations.

         (c) Optional Termination Right of the Trading Vehicle. This Agreement may be terminated at any time at the election of the Trading Vehicle in its sole discretion upon at least thirty (30) days' prior written notice to the Advisor. The Trading Vehicle will use its best efforts to cause any termination to occur as of a month-end. This Agreement also may be terminated upon prior written notice, appropriate under the circumstances, to the Advisor in the event that: (i) the Trading Vehicle determines in good faith following consultation appropriate under the circumstances with the Advisor that the Advisor is unable to use its agreed upon Trading Approach to any material extent, as such Trading Approach may be refined or modified in the future in accordance with the terms of this Agreement for the benefit of the Trading Vehicle; (ii) the Advisor's registration as a commodity trading advisor under the CE Act or membership as a commodity trading advisor with the NFA is revoked, suspended, terminated or not renewed; (iii) the Trading Vehicle determines in good faith following consultation appropriate under the circumstances with the Advisor that the Advisor has failed to conform, and after receipt of written notice, continues to fail to conform in any material respect, to (A) any of the Trading Vehicle's Trading Policies and Limitations, or (B) the Advisor's Trading Approach; (iv) there is an unauthorized assignment of this Agreement by the Advisor; (v) the Advisor dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of its Trading Approach utilized by the Trading Vehicle or its business goodwill, in each instance without the consent of the Trading Vehicle; (vi) Menachem Sternberg is not in control of the Advisor's trading activities for the Trading Vehicle; (vii) the Advisor becomes bankrupt (admitted or decreed) or insolvent, (viii) for any other reason, the Trading Vehicle determines in good faith that such termination is essential for the protection of the Trading Vehicle, including without limitation a good faith determination by the Trading Vehicle that the Advisor has breached a material obligation to the Trading Vehicle under this Agreement relating to the trading of the Trading Vehicle Allocated Assets.

         (d) Optional Termination Right of Advisor. The Advisor shall have the right to terminate this Agreement at any time upon written notice to the Trading Vehicle, appropriate under the circumstances, in the event: (i) of the receipt by the Advisor of an opinion of independent counsel reasonably satisfactory to the Advisor and the Trading Vehicle that by reason of the Advisor's activities with respect to the Trading Vehicle it is required to register as an investment adviser under the Investment Advisers Act of 1940 and it is not so registered; (ii) that the registration of the Managing Owner as a commodity pool operator under the CE Act or its NFA membership as a commodity pool operator is revoked, suspended, terminated or not renewed;
(iii) that the Trading Vehicle (A) imposes additional trading limitation(s) pursuant to Section 1 of this Agreement which the Advisor does not agree to follow in its management of the Trading Vehicle Allocated Assets, or (B) overrides trading instructions of the Advisor or does not consent to a material change to the Trading Approach requested by the Advisor; (iv) if the amount of the Trading Vehicle Allocated Assets decreases to less than $10 million as the result of redemptions, distributions, reallocations of Trading Vehicle Allocated Assets or deleveraging initiated by the Trading Vehicle, but not trading losses, as of the close of business on any Friday; (v) the Trading Vehicle elects (pursuant to Section 1 of this Agreement) to have the Advisor use a different Trading Approach in the Advisor's management of Trading Vehicle Allocated Assets from that which the Advisor is then using to manage such assets and the Advisor objects to using such different Trading Approach;
(vi) there is an unauthorized assignment of this Agreement by the Trading Vehicle; (vii) there is a material breach of this Agreement by the Trading Vehicle and after giving written notice to the Trading Vehicle which identifies such breach and such material breach has not been cured within 10 days following receipt of such notice by the Trading Vehicle; (viii) an Other Advisor is allocated a portion of the Trading Vehicle's assets; or (ix) the Advisor provides the Trading Vehicle with written notice, at least 90 days prior to the end of the then current term, of the Advisor's desire and intention to terminate this Agreement as of the end of the then current term; or (x) other good cause is shown and the written consent of the Trading Vehicle is obtained (which shall not be withheld or delayed unreasonably).

         (e) Termination Fees. In the event that this Agreement is terminated with respect to, or by, the Advisor pursuant to this Section 8 or the Trading Vehicle allocates the Trading Vehicle's assets to Other Advisors, the Advisor shall be entitled to, and the Trading Vehicle shall pay, the Management Fee and the Incentive Fee, if any, which shall be computed (i) with respect to the Management Fee, on a pro rata basis, based upon the portion of the month for which the Advisor had the Trading Vehicle Allocated Assets under management, and (ii) with respect to the Incentive Fee, if any, as if the effective date of termination was the last day of the then current calendar quarter. The rights of the Advisor to fees earned through the earlier to occur of the date of expiration or termination shall survive this Agreement until satisfied.

         (f) Termination and Open Positions. Once terminated, the Advisor shall have no responsibility for existing positions, including delivery issues, if any, which may result from such positions.

     9. Liquidation of Positions.

         The Advisor agrees to liquidate open positions in the amount that the Trading Vehicle informs the Advisor, in writing via facsimile or other equivalent means, that the Trading Vehicle considers necessary or advisable to liquidate in order to (i) effect any termination or reallocation pursuant to Sections 1 or 8, respectively, or (ii) fund its pro rata share of any redemption, distribution or Trading Vehicle expense. The Trading Vehicle shall not, however, have authority to instruct the Advisor as to which specific open positions to liquidate, except as provided in Section 1 hereof. The Trading Vehicle shall provide the Advisor with such reasonable prior notice of such liquidation as is practicable under the circumstances and will endeavor to provide at least three (3) days' prior notice. In the event that losses incurred as a result of such liquidation by the Advisor exceed the amount of the Trading Vehicle Allocated Assets, the Trading Vehicle agrees to cover such excess losses from its assets, but in no event from the assets of the other Series issued by the Trust. The Advisor shall have no liability for such losses.

     10. Other Accounts of the Advisor.

         (a) Management of Other Accounts and Trading Proprietary Capital. Subject to paragraph (c) of this Section 10, the Advisor shall be free to (i) manage and trade accounts for other investors (including other public and private commodity pools), and (ii) trade for its own account, and for the accounts of its partners, shareholders, directors, officers and employees, as applicable, using the same or other information and Trading Approach utilized in the performance of services for the Trading Vehicle, so long as in the Advisor's reasonable judgment the aggregate amount of capital being managed or traded by the Adviser pursuant to the Trading Approach being used by the Trading Vehicle does not (A) materially impair the Advisor's ability to carry out its obligations and duties to the Trading Vehicle pursuant to this Agreement, or (B) create a reasonable likelihood of the Advisor having to modify materially its agreed upon Trading Approach being used for the Trading Vehicle in a manner which might reasonably be expected to have a material adverse effect on the Trading Vehicle. The aggregate amount of capital referred to in the preceding sentence hereinafter shall be called "Advisor's Capacity," and currently is estimated by the Advisor to be $500 million or in the future such greater amount or amounts as the Advisor may, in its judgment, believe it can trade. The Advisor shall not be required to accept capital from the Trading Vehicle in an amount which exceeds $75 million if such excess amount will cause the Advisor to be managing or trading funds pursuant to its Trading Approach which exceed the Advisor's Capacity.

         (b) Acceptance of Non-Trading Vehicle Capital. So long as the Advisor is performing services for the Trading Vehicle, it agrees that it will not accept additional capital for management which, together with the Trading Vehicle Allocated Assets, exceeds the Advisor's Capacity. Without limiting the generality of the foregoing, it is understood that this paragraph shall not prohibit the acceptance of additional capital, which acceptance requires only routine adjustments to trading patterns in order to comply with speculative position limits or daily trading limits. The Advisor agrees to notify the Trading Vehicle when the Advisor's Capacity is likely to be reached.

         (c) Equitable Treatment of Accounts. The Advisor agrees, in its management of accounts other than the account of the Trading Vehicle pursuant to the Trading Approach being used by the Trading Vehicle, that it will not knowingly or deliberately favor any other account managed or controlled by it or any of its principals or affiliates (in whole or in part) over the Trading Vehicle. The preceding sentence shall not be interpreted to preclude (i) the Advisor from charging another client fees which differ from the fees to be paid to it hereunder, or (ii) an adjustment by the Advisor in the implementation of any agreed upon Trading Approach in accordance with the procedures set forth in Section 1 hereof which is undertaken by the Advisor in good faith in order to accommodate additional accounts. Notwithstanding the foregoing, the Advisor also shall not be deemed to be favoring another commodity interest account over the Trading Vehicle's account if the Advisor, in accordance with specific instructions of the owner of such account, shall trade such account at a degree of leverage or in accordance with trading policies which shall be different from that which would normally be applied or if the Advisor, in accordance with the Advisor's money management principles, shall not trade certain commodity interest contracts for an account based on the amount of equity in such account. The Advisor, upon reasonable request and receipt of adequate assurances of confidentiality, shall provide the Trading Vehicle with an explanation of the differences, if any, in performance between the Trading Vehicle and any other similar account pursuant to the same Trading Approach for which the Advisor or any of its principals or affiliates acts as a commodity trading advisor (in whole or in part), provided, however, that the Advisor may, in its discretion, withhold from any such inspection the identity of the client for whom any such account is maintained.

         (d) Inspection of Records. Upon the reasonable request of, and upon reasonable notice from, the Trading Vehicle or the Managing Owner, the Advisor shall permit the Trading Vehicle or the Managing Owner to review at the Advisor's offices, in each case at its own expense, during normal business hours such trading records as it reasonably may request for the purpose of confirming that the Trading Vehicle has been treated equitably with respect to advice rendered during the term of this Agreement by the Advisor for other accounts managed by the Advisor, which the parties acknowledge to mean that the Trading Vehicle or the Managing Owner may inspect, subject to such restrictions as the Advisor may reasonably deem necessary or advisable so as to preserve the confidentiality of proprietary information and the identity of its clients, all trading records of the Advisor as it reasonably may request during normal business hours. The Advisor may, in its discretion, withhold from any such report or inspection the identity of the client for whom any such account is maintained and in any event, the Trading Vehicle or the Managing Owner (as applicable) shall keep all such information obtained by them from the Advisor confidential unless disclosure thereof legally is required or has been made public. Such right will terminate one year after the termination of this Agreement and does not permit access to computer programs, records, or other information used in determining trading decisions.

     11. Speculative Position Limits.

         If, at any time during the term of this Agreement, it appears to the Advisor that it may be required to aggregate the Trading Vehicle's Commodities positions with the positions of any other accounts it owns or controls for purposes of applying the speculative position limits of the CFTC, any exchange, self-regulatory body, or governmental authority, the Advisor promptly will notify the Trading Vehicle if the Trading Vehicle's positions under its management are included in an aggregate amount which equals or exceeds the applicable speculative limit. The Advisor agrees that, if its trading recommendations pursuant to its agreed upon Trading Approach are altered because of the potential application of speculative position limits, the Advisor will modify its trading instructions to the Trading Vehicle and its other accounts in a good faith effort to achieve an equitable treatment of all accounts; to wit, the Advisor will liquidate Commodities positions and/or limit the taking of new positions in all accounts it manages, including the Trading Vehicle, as nearly as possible in proportion to the assets available for trading of the respective accounts (including "notional" equity) to the extent necessary to comply with applicable speculative position limits. The Advisor presently believes that its Trading Approach for the management of the Trading Vehicle's account can be implemented for the benefit of the Trading Vehicle notwithstanding the possibility that, from time to time, speculative position limits may become applicable.

     12. Redemptions, Distributions, Reallocations and Additional Allocations.

         (a) Notice. The Trading Vehicle agrees to give the Advisor at least one (1) business day prior notice of any proposed redemptions, exchanges, distributions, reallocations, additional allocations, or withdrawals affecting the Trading Vehicle Allocated Assets.

         (b) Allocations. Redemptions, exchanges, withdrawals, and distributions of Trading Vehicle interests shall be charged against the Trading Vehicle Allocated Assets.

     13. Brokerage Confirmations and Reports.

         The Trading Vehicle will instruct the Trading Vehicle's brokers and counterparties to furnish the Advisor with copies of all trade confirmations, daily equity runs, and monthly trading statements relating to the Trading Vehicle Allocated Assets. The Advisor will maintain records and will monitor all open positions relating thereto; provided, however, that the Advisor shall not be responsible for any errors by the Trading Vehicle's brokers or counterparties. The Trading Vehicle also will furnish the Advisor with a copy of the form of all reports, including but not limited to, monthly, quarterly and annual reports, sent to the Limited Owners and copies of all reports filed with the SEC, the CFTC and the NFA. The Advisor shall, at the Trading Vehicle's request, make a good faith effort to provide the Trading Vehicle with copies of all trade confirmations, daily equity runs, monthly trading reports or other reports sent to the Advisor by the Trading Vehicle's commodity broker regarding the Trading Vehicle, and in the Advisor's possession or control, as the Trading Vehicle deems appropriate if the Trading Vehicle cannot obtain such copies on its own behalf. Upon request, the Trading Vehicle will provide the Advisor with accurate information with respect to the Trading Vehicle Allocated Assets.

     14. The Advisor's Representations and Warranties.

         The Advisor represents and warrants that:

         (a) it has full capacity and authority to enter into this Agreement, and to provide the services required of it hereunder;

         (b) it will not by entering into this Agreement and by acting as a commodity trading advisor to the Trading Vehicle, (i) be required to take any action contrary to its incorporating or other formation documents or, to the best of its knowledge, any applicable statute, law or regulation of any jurisdiction or (ii) breach or cause to be breached any undertaking, agreement, contract or to the best of its knowledge, statute, rule or regulation to which it is a party or by which it is bound which, in the case of (i) or (ii), would materially limit or materially adversely affect its ability to perform its duties under this Agreement;

         (c) it is duly registered as a commodity trading advisor under the CE Act and is a member of the NFA as a commodity trading advisor and it will maintain and renew such registration and membership during the term of this Agreement;

         (d) a copy of its most recent Commodity Trading Advisor Disclosure Document as required by Part 4 of the CFTC's regulations has been provided to the Trading Vehicle in the form of Exhibit D hereto (and the Trading Vehicle acknowledges receipt of such Disclosure Document) and, except as disclosed in such Disclosure Document, all information in such Disclosure Document (including, but not limited to, background, performance, trading methods and trading systems) is true, complete and accurate in all material respects and is in conformity in all material respects with the provisions of the CE Act including the rules and regulations thereunder;

         (e) assuming that the Trading Vehicle Allocated Assets equal not more than $75 million as of the commencement of trading, the amount of such assets should not, in the reasonable judgment of the Advisor, result in the Advisor being required to manage funds in an amount which will exceed the Advisor's Capacity; and

         (f) neither the Advisor, nor its stockholders, directors, officers, employees, agents, principals, affiliates, nor any of its or their respective successors or assigns: (i) shall knowingly use or distribute for any purpose whatsoever any list containing the names and/or residence addresses of, and/or other information about, the Limited Owners; nor (ii) shall solicit any person it or they know is a Limited Owner for the purpose of soliciting commodity business from such Limited Owner, unless such Limited Owner shall have first contacted the Advisor or is already a client of the Advisor or a prospective client with which the Advisor has commenced discussions or is introduced to or referred to the Advisor by an unaffiliated agent other than in violation of clause (i).

         The within representations and warranties shall be continuing during the term of this Agreement, and, if at any time, any event has occurred which would make or tend to make any of the foregoing not true in any material respect with respect to the Advisor, the Advisor promptly will notify the Trading Vehicle in writing thereof.

    15. The Managing Owner's and the Trading Vehicle's Representations and Warranties.

         Each of the Managing Owner and the Trading Vehicle represents and warrants only as to itself (and, further, provided that only the Managing Owner is making the representations and warranties in Section 15(c) and
Section 15(e)(ii), and only the Trading Vehicle is making the representations and warranties in Section 15(e)(i)) that:

         (a) each has the full capacity and authority to enter into this Agreement and to perform its obligations hereunder;

         (b) it will not (i) be required to take any action contrary to its incorporating or other formation documents or any applicable statute, law or regulation of any jurisdiction or (ii) breach or cause to be breached (A) any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound or (B) any order of any court or governmental or regulatory agency having jurisdiction over it, which in the case of (i) or
(ii) would materially limit or materially adversely affect the performance of its duties under this Agreement;

         (c) it is registered as a commodity pool operator under the CE Act and is a commodity pool operator member of the NFA, and it will maintain and renew such registration and membership during the term of this Agreement;

         (d) this Agreement has been duly and validly authorized, executed and delivered, and is a valid and binding agreement, enforceable against each of them, in accordance with its terms; and

         (e) on the date hereof, it is, and during the term of this Agreement, it will be (i) in the case of the Trading Vehicle, a duly formed and validly existing Delaware limited liability company, in good standing under the laws of the State of Delaware, and in good standing and qualified to do business in each jurisdiction in which the nature and conduct of its business requires such qualification and where the failure to be so qualified would materially adversely affect its ability to perform its obligations under this Agreement, and (ii) in the case of the Managing Owner, a duly formed and validly existing corporation, in each case, in good standing under the laws of the State of Connecticut and in good standing and qualified to do business in each jurisdiction in which the nature and conduct of its business requires such qualification and where the failure to be so qualified would materially adversely affect its ability to perform its obligations under this Agreement.

         The within representations and warranties shall be continuing during the term of this Agreement, and, if at any time, any event has occurred which would make or tend to make any of the foregoing not true in any material respect, the Trading Vehicle in the case of its representations and warranties, and the Managing Owner in the case of its representations and warranties, promptly will notify the Advisor in writing.

     16. Assignment.

         This Agreement may not be assigned by any of the parties hereto without the express prior written consent of the other parties hereto, except that the Advisor need not obtain the consent of any Other Advisor.

     17. Successors.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and permitted assignees of each of them, and no other person (except as otherwise provided herein) shall have any right or obligation under this Agreement. The terms "successors" and "assignees" shall not include any purchasers, as such, of Interests.

     18. Amendment or Modification or Waiver.

         (a) Changes to Agreement. This Agreement may not be amended or modified, nor may any of its provisions be waived, except upon the prior written consent of the parties hereto, except that an amendment to, a modification of, or a waiver of any provision of the Agreement as to the Advisor need not be consented to by any Other Advisor.

         (b) No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

     19. Notices.

         Except as otherwise provided herein, all notices required to be delivered under this Agreement shall be effective only if in writing and shall be deemed given by the party required to provide notice when received by the party to whom notice is required to be given and shall be delivered personally or by registered mail, postage prepaid, return receipt requested, or by telecopy, as follows (or to such other address as the party entitled to notice shall hereafter designate by written notice to the other parties):

If to the Managing Owner or the Trading Vehicle:

     Preferred Investment Solutions Corp.
     51 Weaver Street
     Building One South, 2nd Floor
     Greenwich, Connecticut 06830
     Attention:  General Counsel
     Facsimile:  (203) 552-1501
     and in either case with a copy to:

     Sidley Austin Brown & Wood LLP
     787 Seventh Avenue
     New York, New York  10019
     Attention:  Michael J. Schmidtberger, Esq.
     Facsimile:  (212) 839-5599

     If to the Advisor:

     Eagle Trading Systems Inc.
     47 Hulfish Street, Suite 410
     Princeton, New Jersey  08542
     Attention:  Menachem Sternberg
     Facsimile:  (609) 688-2099

     With a copy to:

     Katten Muchin Zavis Rosenman
     575 Madison Avenue
     New York, New York 10022
     Attention:  Fred M. Santo, Esq.
     Facsimile:  (212) 940-8563

     20. Governing Law.

         Each party agrees that this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

     21. Survival.

         The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

     22. Promotional Literature.

         Each party agrees that prior to using any promotional literature in which reference to the other parties hereto (other than Other Advisors) is made, it shall furnish in advance a copy of such information to the other parties and will not make use of any promotional literature containing references to such other parties to which such other parties object, except as otherwise required by law or regulation.

     23. No Liability of Limited Owners.

         This Agreement has been made and executed by and on behalf of the Trading Vehicle, and the obligations of the Trading Vehicle and/or the Managing Owner set forth herein are not binding upon any of the Members or Limited Owners individually, but rather, are binding only upon the assets and property of the Trading Vehicle, and, to the extent provided herein, upon the assets and property of the Managing Owner.

     24. Headings.

         Headings to sections herein are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this Agreement.

     25. Complete Agreement.

         Except as otherwise provided herein, this Agreement and the Representation Agreement constitute the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding upon the parties hereto.

     26. Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one original instrument.

     27. Arbitration, Remedies.

         Each party hereto agrees that any dispute relating to the subject matter of this Agreement shall be settled and determined by arbitration in the City of New York pursuant to the rules of the NFA or, if the NFA should refuse to accept the matter, the American Arbitration Association.

         IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                  WMT III SERIES H/J TRADING VEHICLE LLC

                                  By:  WORLD MONITOR TRUST III- SERIES I
                                  Its: Member

                                     By:  PREFERRED INVESTMENT SOLUTIONS CORP.,
                                          its sole Managing Owner

                                     By:  _____________________________________
                                          Name:  Esther E. Goodman
                                          Title: Chief Operating Officer and
                                                 Senior Executive Vice President

                                  By:   WORLD MONITOR TRUST III- SERIES J
                                  Its:  Member

                                     By:  PREFERRED INVESTMENT SOLUTIONS CORP.,
                                          its sole Managing Owner

                                     By:  _____________________________________
                                          Name:  Esther E. Goodman
                                          Title: Chief Operating Officer and
                                                 Senior Executive Vice President

                                  PREFERRED INVESTMENT SOLUTIONS CORP.

                                  By:  _____________________________________
                                       Name:  Esther E. Goodman
                                       Title: Chief Operating Officer and
                                              Senior Executive Vice President

                                  EAGLE TRADING SYSTEMS INC.

                                  By:  _____________________________________
                                       Name:  Menachem Sternberg
                                       Title: Chairman

                                   EXHIBIT A

                            EAGLE MOMENTUM PROGRAM




         The Advisor will make its trading decisions for the Trading Vehicle according to its Eagle-Momentum Program as described in Exhibit D as amended from time to time.

                                   EXHIBIT B

                       TRADING LIMITATIONS AND POLICIES


         The following limitations and policies are applicable to assets representing the Trading Vehicle Allocated Assets of the Trading Vehicle as a whole and at the outset to the Advisor individually; since the Advisor initially will manage 100% of the Trading Vehicle's Trading Vehicle Allocated Assets, such application of the limitations and policies is identical initially for the Trading Vehicle and the Advisor. The Advisor sometimes may be prohibited from taking positions for the Trading Vehicle Allocated Assets which it would otherwise acquire due to the need to comply with these limitations and policies. The Trading Vehicle will monitor compliance with the trading limitations and policies set forth below, and it may impose additional restrictions (through modification of such limitations and policies) upon the trading activities of the Advisor, as it, in good faith, deems appropriate in the best interests of the Trading Vehicle, subject to the terms of the Advisory Agreement.

         The Trading Vehicle will not approve a material change in the following trading limitations and policies without obtaining the prior written approval of Limited Owners owning more than 50% of the Series I Interests. The Trading Vehicle may, however, impose additional trading limitations on the trading activities of the Trading Vehicle without obtaining such approval if the Trading Vehicle or the Managing Owner determines such additional limitations to be necessary in the best interests of the Trading Vehicle.

Trading Limitations

         The Trading Vehicle will not: (i) engage in pyramiding its commodities positions (i.e., the use of unrealized profits on existing positions to provide margin for the acquisition of additional positions in the same or a related commodity), but may take into account open trading equity on existing positions in determining generally whether to acquire additional commodities positions; (ii) borrow or loan money (except with respect to the initiation or maintenance of commodities positions or obtaining lines of credit for the trading of forward currency contracts; provided, however, that the Trading Vehicle is prohibited from incurring any indebtedness on a non-recourse basis); (iii) permit rebates to be received by the Trading Vehicle or its affiliates, or permit the Trading Vehicle or any affiliate to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition; (iv) permit the Advisor to share in any portion of the commodity brokerage fees paid by the Trading Vehicle; (v) commingle its assets, except as permitted by law; or (vi) permit the churning of its commodity accounts.

         The Trading Vehicle will conform in all respects to the rules, regulations and guidelines of the markets on which its trades are executed.

Trading Policies

         Subject to the foregoing limitations, the Advisor has agreed to abide by the trading policies of the Trading Vehicle, which currently are as follows:

         (1) Trading Vehicle will generally be invested in contracts which are traded in sufficient volume which, at the time such trades are initiated, are reasonably expected to permit entering and liquidating positions.

         (2) Stop or limit orders may, in the Advisor's discretion, be given with respect to initiating or liquidating positions in order to attempt to limit losses or secure profits. If stop or limit orders are used, no assurance can be given, however, that the clearing broker will be able to liquidate a position at a specified stop or limit order price, due to either the volatility of the market or the inability to trade because of market limitations.

         (3) The Trading Vehicle generally will not initiate an open position in a futures contract (other than a cash settlement contract) during any delivery month in that contract, except when required by exchange rules, law or exigent market circumstances. This policy does not apply to forward and cash market transactions.

         (4) The Trading Vehicle may occasionally make or accept delivery of a commodity including, without limitation, currencies. The Trading Vehicle also may engage in EFP transactions involving currencies and metals and other commodities.

         (5) The Trading Vehicle may, from time to time, employ trading techniques such as spreads, straddles and conversions.

         (6) The Trading Vehicle will not initiate open futures or option positions which would result in net long or short positions requiring as margin or premium for outstanding positions in excess of 15% of the Trading Vehicle Allocated Assets for any one commodity, or in excess of 66 2/3% of the Trading Vehicle Allocated Assets for all commodities combined. Under certain market conditions, such as an inability to liquidate open commodities positions because of daily price fluctuations, the Trading Vehicle may be required to commit Trading Vehicle Allocated Assets as margin in excess of the foregoing limits and in such case the Trading Vehicle will cause the Advisor to reduce its open futures and option positions to comply to these limits before initiating new commodities positions.

         (7) To the extent the Trading Vehicle engages in transactions in forward currency contracts other than with or through UBS Securities LLC, the Trading Vehicle will only engage in such transactions with or through a bank which as of the end of its last fiscal year had an aggregate balance in its capital, surplus and related accounts of at least $100,000,000, as shown by its published financial statements for such year, and through other broker-dealer firms with an aggregate balance in its capital, surplus and related accounts of at least $50,000,000.

                                   EXHIBIT C

                      REPRESENTATION AGREEMENT CONCERNING
                 THE REGISTRATION STATEMENT AND THE PROSPECTUS
                 ---------------------------------------------


     REPRESENTATION AGREEMENT (this "Agreement") dated as of the ____ day of _________, 2005, by and among WMT III Series I/J Trading Vehicle LLC, a Delaware limited liability company (the "Trading Vehicle"), World Monitor Trust III - Series I and World Monitor Trust III - Series J (individually and collectively a "Trust"), each a separate series of a statutory trust organized under Chapter 38 of Title 12 of the Delaware Code (the "Delaware Act"), Kenmar Securities, Inc., a Connecticut corporation (the "Selling Agent"), Preferred Investment Solutions Corp., a Connecticut corporation (the "Managing Owner"), and Eagle Trading Systems Inc., a Delaware corporation (the "Advisor").

                             W I T N E S S E T H:


     WHEREAS, the Trust proposes to make an initial public offering (the "Offering") of units of beneficial interest in the Trust (the "Interests") issuable in multiple series of Interests (the "Series"), each separately managed by a different professional commodity trading advisor through the Selling Agent, and in connection therewith, the Trust intends to file with the United States Securities and Exchange Commission (the "SEC"), pursuant to the United States Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-1 to register the Interests, including the Series I Interests and the Series J Interests, and as a part thereof a prospectus (which registration statement, together with all amendments thereto, shall be referred to herein as the "Registration Statement" and which Prospectus in final form, together with all amendments and supplements thereto, shall be referred to as the "Prospectus"); and

     WHEREAS, the Trading Vehicle and the Managing Owner entered into an agreement with the Advisor, dated as of ___________, 2005 (the "Advisory Agreement"), pursuant to which the Advisor has agreed to act as a commodity trading advisor to the Trading Vehicle; and

     WHEREAS, Series H and Series J are the only members of the Trading Vehicle; and

     WHEREAS, the parties hereto wish to set forth their duties and obligations to each other with respect to the Registration Statement as of its effective date and the Prospectus as of the date(s) on which subscribers' funds are transferred to the trust estate represented by Series I Interests and Series J Interests ("Closing Date(s)").

     NOW, THEREFORE, the parties agree as follows:

     1. Representations and Warranties of the Advisor. The Advisor hereby represents and warrants to the Selling Agent, the Trading Vehicle, the Trust and the Managing Owner that:

          (a) All references in the Registration Statement consented to in writing by the Advisor in the form attached hereto as Exhibit A as of its effective date and the Prospectus as of the Closing Date to (i) the Advisor and its affiliates and the controlling persons, shareholders, directors, officers and employees of any of the foregoing, (ii) the Advisor's Trading Approach (as defined in the Advisory Agreement) and (iii) the actual past performance of discretionary accounts directed by the Advisor or any principal thereof, including the notes to the tables reflecting such actual past performance (hereinafter referred to as the Advisor's "Past Performance History") are complete and accurate in all material respects, and as to such persons, the Advisor's Trading Approach and the Advisor's Past Performance History, the Registration

Statement as of its effective date and the Prospectus as of each Closing Date contain all information required to be included therein by the Commodity Exchange Act, as amended (the "CE Act"), and the regulations (including interpretations thereof) thereunder, and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading. The Advisor also represents and warrants as to the accuracy and completeness in all material respects of the underlying data made available by the Advisor to the Trust and the Managing Owner for purposes of preparing the pro forma performance tables, it being understood that no representation or warranty is being made with respect to the calculations used to execute the pro forma performance tables or notes thereto. The term "principal" in this Agreement shall have the same meaning as that term in Commodity Futures Trading Commission (the "CFTC") Regulation ss. 4.10(e) under the CE Act.

          (b) The Advisor will not distribute the Registration Statement, the Prospectus and/or the selling materials related thereto.

          (c) This Agreement and the Advisory Agreement have been duly and validly authorized, executed and delivered on behalf of the Advisor and each is a valid and binding agreement enforceable in accordance with its terms. The performance of the Advisor's obligations under this Agreement and the consummation of the transactions set forth in this Agreement, in the Advisory Agreement and in the Registration Statement as of its effective date and Prospectus as of the Closing Date are not contrary to the provisions of the Advisor's formation documents, or to the best of its knowledge, any applicable statute, law or regulation of any jurisdiction, and will not result in any violation, breach or default under any term or provision of any undertaking, contract, agreement or order to which the Advisor is a party or by which the Advisor is bound.

          (d) The Advisor has all governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform its obligations under the Advisory Agreement and this Agreement and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date including, without limitation, registration as a commodity trading advisor under the CE Act and membership as a commodity trading advisor with the National Futures Association (the "NFA") and it will maintain and renew any required licenses, registrations, approvals or memberships during the term of the Advisory Agreement.

          (e) On the date hereof the Advisor is, and at all times during the term of this Agreement will be, a corporation duly formed and validly existing and in good standing under the laws of its jurisdiction of incorporation and in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualifications and the failure to be so qualified would materially adversely affect the Advisor's ability to perform its obligations hereunder or under the Advisory Agreement. The Advisor has full capacity and authority to conduct its business and to perform its obligations under this Agreement, and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date.

          (f) Subject to adequate written assurances of confidentiality, and as requested by the Managing Owner, the Advisor has supplied to or made available for review by the Managing Owner and the Selling Agent (and if requested by the Managing Owner and the

Selling Agent to its designated auditor) all documents, statements, agreements and workpapers requested by them relating to all accounts covered by the Advisor's Past Performance History in the Registration Statement as of its effective date and the Prospectus as of the Closing Date which are in the Advisor's possession or to which it has access, provided, however, that the Advisor may, in its sole discretion, withhold from any such inspection the identity of the clients for whom any such accounts are maintained.

          (g) Without limiting the generality of paragraph (a) of this Section 1, neither the Advisor nor any of its principals has managed, controlled or directed, on an overall discretionary basis, the trading for any commodity account which is required by CFTC regulations and the rules and regulations under the 1933 Act to be disclosed in the Registration Statement as of its effective date and the Prospectus as of the Closing Date which is not set forth in the Registration Statement as of its effective date and in the Prospectus as of the Closing Date as required.

          (h) The Advisor does not provide any services to any persons or conduct any business involving advice with respect to investments other than Commodities (as defined in the Advisory Agreement), except as has been disclosed in writing to the Managing Owner. The Advisor is not required to be registered as an investment adviser under the United States Investment Advisers Act of 1940, as amended (the "Advisers Act"), but voluntarily may so register in the future.

          (i) As of the date hereof, there has been no material adverse change in the Advisor's Past Performance History as set forth in the Registration Statement or in the Prospectus under the caption "EAGLE TRADING SYSTEMS, INC." which has not been communicated in writing to and received by the Managing Owner and the Selling Agent or their counsel.

          (j) Except for subsequent performance, as to which no representation is made, since the date of the Advisory Agreement, (i) there has not been any material adverse change in the condition, financial or otherwise, of the Advisor or in the earnings, affairs or business prospects of the Advisor, whether or not arising in the ordinary course of business, and (ii) there have not been any material transactions entered into by the Advisor other than those in the ordinary course of its business.

          (k) Except as disclosed in the Registration Statement and in the Prospectus, there is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which the Advisor or its principals is a party, or to which any of the assets of the Advisor is subject which reasonably might be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Advisor or which reasonably might be expected to materially adversely affect any of the material assets of the Advisor or which reasonably might be expected to (A) impair materially the Advisor's ability to discharge its obligations to the Trading Vehicle or (B) result in a matter which would require disclosure in the Registration Statement and/or Prospectus; furthermore, the Advisor has not received any notice of an investigation by
(i) the NFA regarding non-compliance with its rules or the CE Act, (ii) the CFTC regarding non-compliance with the CE Act, or the rules and regulations thereunder, or (iii) any exchange regarding non-compliance with the rules of such exchange which investigation reasonably might be expected to materially impair the Advisor's ability to discharge its obligations under this Agreement or the Advisory Agreement.

     2. Covenants of the Advisor. If, at any time during the term of the Advisory Agreement, the Advisor discovers any fact, omission, event or that a change of circumstances has occurred, which would make the Advisor's representations and warranties in Section 1 of this Agreement inaccurate or incomplete in any material respect, or which might reasonably be expected to render the Registration Statement or Prospectus, with respect to (i) the Advisor or its principals, (ii) the Advisor's Trading Approach, or (iii) the Advisor's Past Performance History, untrue or misleading in any material respect, the Advisor will provide prompt written notification to the Trading Vehicle, the Managing Owner and the Selling Agent of any such fact, omission, event or change of circumstance, and the facts related thereto, and it is agreed that the failure to provide such notification or the failure to continue to be in compliance with the foregoing representations and warranties during the term of the Advisory Agreement as soon as possible following such notification shall be cause for the Trading Vehicle to terminate the Advisory Agreement with the Advisor on prior written notice to the Advisor. The Advisor also agrees that, during the term of the Advisory Agreement, from and after the Effective Date of the Registration Statement and for so long as Interests in the Trust are being offered, whether during the Initial Offering Period or during any Continuous Offering Period (as those terms are described in the Prospectus), it will provide the Selling Agent, the Trust and the Managing Owner with updated month-end information relating to the Advisor's Past Performance History, as required to be disclosed in the performance tables relating to the performance of the Advisor in the Prospectus under the caption "EAGLE TRADING SYSTEMS, INC." beyond the periods disclosed therein. The Advisor shall use its best efforts to provide such information within a reasonable period of time after the end of the month to which such updated information relates and the information is available to it.

     3. Modification of Registration Statement or Prospectus. If any event or circumstance occurs as a result of which it becomes necessary, in the judgment of the Managing Owner and the Selling Agent, to amend the Registration Statement in order to make the Registration Statement not materially misleading or to amend or to supplement the Prospectus in order to make the Prospectus not materially misleading in light of the circumstances existing at the time it is delivered to a subscriber, or if it is otherwise necessary in order to permit the Trust to continue to offer its Interests subsequent to the Initial Offering Period subject to the limitations set forth in the Advisory Agreement, the Advisor will furnish such information with respect to itself and its principals, as well as its Trading Approach and Past Performance History as the Managing Owner or the Selling Agent may reasonably request, and will cooperate to the extent reasonably necessary in the preparation of any required amendments or supplements to the Registration Statement and/or the Prospectus.

     4. Advisor's Closing Obligations. On or prior to the Closing Date with respect to the initial offering of Series I Interests and Series J Interests (the "Initial Closing Date"), and thereafter, only if requested, on or prior to each closing date during the continuous offering of Series I Interests and Series J Interests (each a "Subsequent Closing Date"), the Advisor shall deliver or cause to be delivered, at the expense of the Advisor, to the Selling Agent, the Trust, the Trading Vehicle and the Managing Owner, the reports, certificates, documents and opinions described below addressed to them and, except as may be set forth below, dated the Initial Closing Date or the Subsequent Closing Date, as appropriate (provided that the Advisor shall not be obligated to provide either a certificate of good standing or an opinion of its counsel more frequently than once per annum absent good cause shown). Unless the context otherwise requires, the Initial Closing Date and each Subsequent Closing Date shall each be referred to as a "Closing Date",

          (a) A report from the Advisor which shall present, for the period from the date after the last day covered by the Advisor's Past Performance History as set forth under "EAGLE TRADING SYSTEMS, INC." in the Prospectus to the latest practicable month-end before the Closing Date, figures which shall show the actual past performance of the Advisor (or, if such actual past performance information is unavailable, then the estimated past performance) for such period, and which shall certify that, to the best of the Advisor's knowledge, such figures are complete and accurate in all material respects.

          (b) A certificate of the Advisor in the form proposed prior to the Closing Date by counsel to the Selling Agent, the Trust, the Trading Vehicle and the Managing Owner, with such changes in such form as are proposed by the Advisor or its counsel and as are acceptable to the Selling Agent, the Trust, the Trading Vehicle and the Managing Owner and their counsel so as to make such form mutually acceptable to the Selling Agent, the Trust, the Trading Vehicle, the Managing Owner, the Advisor, and their respective counsel, to the effect that:

               (i) The representations and warranties of the Advisor in
          Section 1 of this Agreement above are true and correct in all material respects on the date of the certificate as though made on such date.

               (ii) Nothing has come to the Advisor's attention which would cause the Advisor to believe that, at any time from the time the Registration Statement initially became effective to the Closing Date, the Registration Statement, as amended from time to time, or the Prospectus, as amended or supplemented from time to time, with respect to the Advisor, or its affiliates, and controlling persons, shareholders, directors, officers or employees of any of the foregoing, or with respect to the Advisor's Trading Approach or Past Performance History, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading.

               (iii) The Advisor has performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date.

          (c) A certificate of the Advisor (together with such supporting documents as are set forth in such certificate), in the form proposed prior to the Closing Date by counsel to the Selling Agent, the Trust, the Trading Vehicle and the Managing Owner, with such changes in such form as are proposed by the Advisor or its counsel and are acceptable to the Selling Agent, the Trust, the Trading Vehicle and the Managing Owner and their counsel so as to make such form mutually acceptable to the Selling Agent, the Trust, the Trading Vehicle, the Managing Owner, the Advisor and their respective counsel, with respect to, (i) the continued effectiveness of the organizational documents of the Advisor, (ii) the continued effectiveness of the Advisor's registration as a commodity trading advisor under the CE Act and membership as a commodity trading advisor with the NFA and (iii) the incumbency and genuine signature of the President and Secretary of the Advisor.

          (d) A certificate from the state of formation of the Advisor, to be dated at, on or around the Closing Date, as to its formation and good standing.

          (e) An opinion of counsel, in form and substance satisfactory to the Trust, the Trading Vehicle, the Managing Owner and the Selling Agent and their counsel, dated the Closing Date, to the following effect:

               (i) The Advisor is a duly formed and validly existing corporation in good standing under the laws of the state of its formation and, if different, the state where it conducts its primary business activity and the Advisor has full corporate power and authority under its Certificate of Incorporation to perform its obligations under the Advisory Agreement and under this Agreement, and to act as described in the Registration Statement as of its effective date and in the Prospectus as of the Closing Date.

               (ii) Each of the Advisory Agreement and this Agreement have been duly and validly authorized, executed and delivered on behalf of the Advisor, and assuming the due execution and delivery of each such Agreement by the Trust, the Selling Agent, the Trading Vehicle, the Trustee and the Managing Owner, as applicable, each such agreement constitutes the legal, valid and binding obligations of the Advisor, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting creditors rights generally, or by applicable principles of equity, whether in an action at law or in equity, and except that the enforceability of the indemnification, exculpation and severability provisions may be limited under applicable federal or state securities, commodities and other laws or by public policy; and the execution and delivery of such agreements and the incurrence of the obligations thereunder and the consummation of the transactions set forth in such agreements and in the Prospectus will not violate or result in a breach of the Advisor's formation documents, and, to the best of such counsel's knowledge, after due inquiry, will not result in any violation, breach or default under any term or provision of any undertaking, contract, agreement or order to which the Advisor is a party or by which the Advisor is bound.

               (iii) Subject to subparagraph (iv) of this Section 4(e), to the best of such counsel's knowledge, after due inquiry, the Advisor has obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary in order to perform its obligations under the Advisory Agreement and under this Agreement and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date (including, without limitation, registration as a commodity trading advisor under the CE Act and membership as a commodity trading advisor with the NFA) and such licenses, registrations and approvals have not, to the best of such counsel's knowledge, after due inquiry, been rescinded, revoked or otherwise removed.

               (iv) Assuming that the Trust is operated as described in the Prospectus, the Advisor is not required to be licensed or registered as an investment adviser under the Advisers Act (even if it voluntarily is so registered), or to such counsel's knowledge, without independent investigation, as an investment adviser or commodity trading advisor under the laws of any state of the U.S., in order to perform its obligations under the Advisory Agreement or under this Agreement, or to act as described in the Registration Statement as of its effective date and the

          Prospectus as of the Closing Date. The foregoing opinion may be qualified by the fact that such counsel is not admitted to practice law in all jurisdictions, and by the fact that in rendering its opinion such counsel has relied solely upon an examination of the Blue Sky securities laws and related rules, regulations, and administrative determinations, if any, promulgated thereunder, of the various jurisdictions as reported in customarily relied upon standard compilations, and upon such counsel's understanding of the various conclusions expressed, formally or informally, by administrative officials or other employees of the various regulatory or other governmental agencies or authorities concerned.

               (v) To such counsel's knowledge without independent investigation, except as described in the Prospectus, or in a schedule delivered by counsel to the Selling Agent, the Trading Vehicle and the Managing Owner prior to the date hereof, there is no pending, or threatened, suit or proceeding, known to such counsel, before or by any court, governmental or regulatory body or arbitration panel to which the Advisor or any of the assets of the Advisor or any of its principals is subject and which reasonably might be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Advisor or any of its principals or which reasonably might be expected materially adversely to affect any of the assets of the Advisor or any of its principals or which reasonably might be expected to (A) impair materially the Advisor's ability to discharge its obligations to the Trading Vehicle or (B) result in a matter which would require disclosure in the Registration Statement or Prospectus; and, to the best of such counsel's knowledge, neither the Advisor nor any of its principals has received any notice of an investigation by
          (i) the NFA regarding non-compliance with its rules or the CE Act,
          (ii) the CFTC regarding non-compliance with the CE Act or (iii) any exchange, regarding non-compliance with its rules, which investigation reasonably might be expected to (A) impair materially the Advisor's ability to discharge its obligations to the Trading Vehicle or (B) result in a matter which would require disclosure in the Registration Statement or Prospectus.

               (vi) With respect to the Advisor and its affiliates and controlling persons, shareholders, directors, officers and employees of any of the foregoing, and with respect to the Advisor's Trading Approach, nothing has come to the attention of such counsel that leads such counsel to believe that the Registration Statement (at the time it initially became effective and at the time any post-effective amendment thereto became effective) or the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or which is necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they are made) not misleading, except that such counsel is not required to express any opinion or belief as to the financial statements or other financial or statistical data, past performance tables, notes or descriptions thereto or other past performance information contained in the Registration Statement or in the Prospectus.

     In rendering the foregoing opinions, such counsel may rely (i) as to matters of fact, on a certificate of an officer of the Advisor, unless such counsel has actual knowledge otherwise, and (ii) as to matters of law of states other than that in which they are licensed to practice law, upon the opinions of other counsel, in each case satisfactory in form and substance to counsel to the Managing Owner, the Trading Vehicle and the Selling Agent, and such counsel shall state that they believe the Managing Owner, the Trading Vehicle and the Selling Agent may rely on them.

     5. Advisor Acknowledgements. The Advisor acknowledges that: (i) it may be a condition to each closing under the Selling Agreement that the Selling Agent shall have received, at no cost to the Advisor, letter(s) from certified public accountants or other reputable professionals selected by the Selling Agent with respect to the Past Performance History of the Advisor as set forth in the Selling Agreement, and (ii) the Trust may at any time withdraw the Registration Statement from the SEC or otherwise terminate the Registration Statement or the offering of Interests, and upon any such withdrawal or termination or if the "minimum" number of Interests, as described in the Prospectus, is not sold, this Agreement shall terminate and none of the parties hereto shall have any obligation to any other party pursuant to this Agreement, except pursuant to Section 10 of this Agreement to the extent that such section is applicable.

     6. Representations and Warranties of the Trading Vehicle and the Managing Owner. The Managing Owner hereby only represents and warrants as to itself and the Trust (as applicable), and the Trading Vehicle hereby only represents and warrants as to itself, to the Advisor that:

          (a) On the date hereof the Trading Vehicle is, and at all times during the term of this Agreement and the Advisory Agreement will be, a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware, and at all times during the term of this Agreement and the Advisory Agreement will be in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualifications and in which the failure to be so qualified materially adversely would affect its ability to perform its obligations under this Agreement and the Advisory Agreement and to operate as described in the Prospectus, and the Managing Owner is, and at all times during the term of this Agreement and the Advisory Agreement will be, a duly formed and validly existing corporation in good standing under the laws of the State of Connecticut, and is, and at all times during the term of this Agreement and the Advisory Agreement will be, in good standing and qualified to do business as a foreign corporation in each other jurisdiction in which the nature or conduct of its business requires such qualifications and in which the failure to be so qualified materially adversely would affect its ability to act as Managing Owner of the Trust and to perform its obligations hereunder and under the Advisory Agreement, and each has full capacity and authority to conduct its business and to perform its obligations under this Agreement and the Advisory Agreement, and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date.

          (b) Each of this Agreement and the Advisory Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Vehicle and the Managing Owner, is a valid and binding agreement of the Trading Vehicle and the Managing Owner, and is enforceable in accordance with its terms. The performance of the Trading Vehicle's and the Managing Owner's obligations under this Agreement and under the Advisory Agreement and the consummation of the transactions set forth in this Agreement and the Advisory Agreement, and in the Registration Statement as of its effective date and Prospectus as of the Closing Date are not contrary to the provisions of the Trading Vehicle's Certificate of Formation or Limited Liability Company Agreement or the Managing Owner's Articles of Incorporation or By-Laws, respectively, any applicable statute, law or regulation of any jurisdiction and will not result in any violation, breach or default under any term or provision of any undertaking, contract, agreement or order, to which the Trading Vehicle or the Managing Owner, is a party or by which the Trading Vehicle or the Managing Owner is bound.

          (c) Each of the Trading Vehicle and the Managing Owner (as the case may be) has obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform their obligations under this Agreement and under the Advisory Agreement and to act as described in the Registration Statement as of its effective date and in the Prospectus as of the Closing Date (including, without limitation, the Managing Owner's registration as a commodity pool operator under the CE Act and membership as a commodity pool operator with the NFA) and will maintain and renew any required licenses, registrations, approvals and memberships required during the term of this Agreement and the Advisory Agreement.

          (d) The Trading Vehicle is not required to be registered as an investment company under the United States Investment Company Act of 1940, as amended (the "Investment Company Act").

          (e) All authorizations, consents or orders of any court, or of any federal, state or other governmental or regulatory agency or body required for the valid authorization, issuance, offer and sale of the Interests have been obtained, and, no order preventing or suspending the use of the Prospectus with respect to the Interests has been issued by the SEC, the CFTC or the NFA. The Registration Statement as of its effective date and the Prospectus as of the Closing Date contain all statements which are required to be made therein, conform in all material respects with the requirements of the 1933 Act and the CE Act, and the rules and regulations of the SEC and the CFTC, respectively, thereunder, and with the rules of the NFA and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they are made) not misleading; and at all times subsequent hereto up to and including the date of termination of the Initial Offering Period and any Subsequent Offering Period, the Registration Statement as of its effective date and the Prospectus as of the Closing Date will contain all statements required to be made therein and will conform in all material respects with the requirements of the 1933 Act and the CE Act and the rules and regulations of the SEC and the CFTC respectively thereunder, and with the rules of the NFA and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein (with respect to the Prospectus, in light of the circumstances in which they are made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Managing Owner, the Trust or to the Selling Agent by or on behalf of the Advisor for the express purpose of inclusion in the Registration Statement or the Prospectus, including, without limitation, references to the Advisor and its affiliates and controlling persons, shareholders, directors, officers and employees, as well as to the Advisor's Trading Approach and Past Performance History provided such references have been approved by the Advisor in accordance with this Agreement.

          (f) The Registration Statement as of its effective date and the Prospectus as of the Closing Date have been delivered to the Advisor.

          (g) There is no pending, or to its knowledge, threatened or contemplated action, suit or proceeding before any court or arbitration panel or before or by any governmental, administrative or self-regulatory body to which the Trust, the Trading Vehicle, the Managing Owner or the principals of any is a party, or to which any of the assets of any of the foregoing persons is subject, which might reasonably be expected to result in any material adverse change in their condition (financial or otherwise), business or prospects or reasonably might be expected to affect adversely in any material respect any of their assets or which reasonably might be expected to materially impair their ability to discharge their obligations under this Agreement or under the Advisory Agreement; and neither the Trust, the Trading Vehicle nor the Managing Owner has received any notice of an investigation by (i) the NFA regarding non-compliance with NFA rules or the CE Act, (ii) the CFTC regarding non-compliance with the CE Act or the rules and regulations thereunder, or
(iii) any exchange regarding non-compliance with the rules of such exchange which investigation reasonably might be expected to materially impair the ability of each of the Trust, the Trading Vehicle and the Managing Owner to discharge its obligations under this Agreement or under the Advisory Agreement.

     7. Covenants of the Managing Owner and the Trading Vehicle. If, at any time during the term of the Advisory Agreement, the Managing Owner or the Trading Vehicle discovers any fact, omission, or event or that a change of circumstance has occurred which would make the Managing Owner's or the Trading Vehicle's representations and warranties in Section 6 of this Agreement inaccurate or incomplete in any material respect, the Trading Vehicle or the Managing Owner, as appropriate, promptly will provide written notification to the Advisor of such fact, omission, event or change of circumstance and the facts related thereto. The Managing Owner and the Trading Vehicle shall provide the Advisor with a copy of each amendment to the Registration Statement and amendment or supplement to the Prospectus, and no amendment to the Registration Statement or amendment or supplement to the Prospectus which contains any statement or information regarding the Advisor will be filed or used unless the Advisor has received reasonable prior notice and a copy thereof and has consented in writing to such statement or information being filed and used.

     8. Trading Vehicle's and Managing Owner's Closing Obligations. On or prior to the initial Closing Date, and thereafter on or prior to each Subsequent Closing Date, if the Trading Vehicle and the Managing Owner have requested that the Advisor provide certificates, documents and opinions pursuant to Section 4 of this Agreement, the Trading Vehicle and the Managing Owner shall deliver or cause to be delivered to the Advisor, the certificates, documents and opinions described below addressed to the Advisor and, except as may be set forth below, dated each such Closing Date:

          (a) Certificates of the Trading Vehicle and the Managing Owner, addressed to the Advisor, in the form proposed prior to the Closing Date by counsel to the Trading Vehicle and the Managing Owner with such changes in such form as are proposed by the Advisor or its counsel and are acceptable to the Trading Vehicle, the Managing Owner and their counsel so as to make such form mutually acceptable to the Trading Vehicle, the Managing Owner, the Advisor and their respective counsel, with respect to, as applicable, (i) the continued effectiveness of the Trading Vehicle's Certificate of Formation or Limited Liability Company Agreement and the Articles of Incorporation and By-Laws of the Managing Owner, (ii) the continued effectiveness of the registration of the Managing Owner as a commodity pool operator under the CE Act and membership as a commodity pool operator with the NFA and (iii) the incumbency and genuine signature of the President and Secretary of the Managing Owner.

          (b) Certificates from the States of Delaware and Connecticut with respect to the Trading Vehicle and the Managing Owner, respectively, to be dated at, on or around the Closing Date as to the formation and good standing of the Trading Vehicle and the Managing Owner, respectively.

          (c) Certificates of the Trading Vehicle and the Managing Owner in the form proposed prior to the Closing Date by counsel to the Trading Vehicle and the Managing Owner with such changes in such form as are proposed by the Advisor or its counsel and are acceptable to the Trading Vehicle, the Managing Owner and their counsel so as to make such form mutually acceptable to the Trading Vehicle, the Managing Owner, the Advisor and their respective counsel, to the effect that:

               (i) The representations and warranties in Section 6 of this Agreement are true and correct in all material respects on the date of the certificates as though made on such date, and

               (ii) The Trading Vehicle and the Managing Owner have each performed all covenants and agreements herein contained to be performed on their part at or prior to the Closing Date.

          (d) An opinion letter of counsel to the Trading Vehicle and the Managing Owner, dated the Closing Date, as follows:

               (i) The Trading Vehicle is a duly created and validly existing limited liability company in good standing under the Delaware Act, with requisite power and authority under the Delaware Act, its Certificate of Formation and its Limited

          Liability Company Agreement to perform its obligations under this Agreement and under the Advisory Agreement, and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date.

               (ii) The Managing Owner is a duly formed and validly existing corporation in good standing under the laws of the State of Connecticut. The Managing Owner has full corporate power and authority under its Articles of Incorporation, By-Laws and the [General Corporation Law] of the State of Connecticut to perform its obligations under this Agreement and under the Advisory Agreement, and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date.

               (iii) Each of this Agreement and the Advisory Agreement has been duly and validly authorized or ratified, executed and delivered on behalf of each of the Trading Vehicle and the Managing Owner, and, assuming due execution and delivery of each such Agreement by the Advisor, each agreement constitutes the legal, valid and binding obligations of the Trading Vehicle and the Managing Owner, respectively, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting creditors rights generally, or by applicable principles of equity, whether in an action at law or in equity, and except that the enforceability of the indemnification provisions may be limited under applicable federal or state securities, commodities and other laws or by public policy; and the execution and delivery of such agreements and incurrence of the obligations thereunder and the consummation of the transactions set forth in such agreements and in the Prospectus will not violate or result in a breach of their formation documents, and, to the best of such counsel's knowledge, after due inquiry, will not result in any violation, breach or default under any term or provision of any undertaking, contract, agreement or order to which they are parties or by which they are bound.

               (iv) The Trading Vehicle is not required to be registered as an investment company under the Investment Company Act in order to act as described in the Registration Statement as of its effective date and in the Prospectus as of the Closing Date or to perform its obligations under this Agreement or the Advisory Agreement.

               (v) To the best of such counsel's knowledge, after due inquiry, all authorizations, consents or orders of any court or of any federal, state or other governmental or regulatory agency or body required for the valid authorization, issuance, offer and sale of Interests have been obtained, including such as may be required under the 1933 Act, including the rules and regulations thereunder, the CE Act, including the rules and regulations thereunder, the rules and regulations of the NFA or the Blue Sky securities laws of any state or of any jurisdiction in which offers and sales were made, and, to the best of such counsel's knowledge, no order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued by the SEC, the CFTC, the NFA or any state in which offers and sales of Interests were made nor has any proceeding for the issuance of such an order been instituted or threatened by the SEC, the CFTC, the NFA, or any such state. The foregoing may be qualified by the fact that such counsel is not admitted to practice law in all jurisdictions, and that in rendering its opinion such counsel shall rely solely upon an examination of the Blue Sky securities laws and related rules, regulations and administrative determinations, if any, promulgated thereunder, of the various jurisdictions as reported in customarily relied upon standard compilations, and upon such counsel's understanding of the various conclusions expressed, formally or informally, by administrative officials or other employees of the various regulatory or other governmental agencies or authorities concerned.

               (vi) To the best of such counsel's knowledge, after due inquiry, each of the Trading Vehicle and the Managing Owner has obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary in order for each of the Trading Vehicle and the Managing Owner to perform its obligations under this Agreement and under the Advisory Agreement and to act as described in the Registration Statement as of its effective date and the Prospectus as of the Closing Date (including, without limitation, the Managing Owner's registration as a commodity pool operator under the CE Act and membership as a commodity pool operator with the NFA) and such licenses, registrations and approvals have not, to the best of such counsel's knowledge, after due inquiry, been rescinded, revoked or otherwise removed.

               (vii) To such counsel's knowledge without independent investigation, except as described in the Prospectus, or in a schedule delivered by counsel to the Selling Agent, the Trading Vehicle and the Managing Owner prior to the date hereof, there is no pending or threatened, suit or proceeding, known to such counsel, before or by any court, governmental or regulatory body or arbitration panel to which the Trading Vehicle and the Managing Owner or any of the assets of the Trading Vehicle or the Managing Owner or any of their principals is subject and which reasonably might be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Trading Vehicle or Managing Owner or any of their principals or which reasonably might be expected materially adversely to affect any of the assets of the Trading Vehicle or Managing Owner or any of their principals or which reasonably might be expected to (A) impair materially the Tradinng Vehicle's or Managing Owner's ability to discharge their obligations to the Advisor or (B) result in a matter which would require disclosure in the Registration Statement or Prospectus which is not so disclosed; and, to such counsel's knowledge, based solely on a representation of a senior officer of the Managing Owner and without having undertaken any independent investigation, neither the Trading Vehicle or Managing Owner, nor any of their principals has received any notice of an investigation by (i) the NFA regarding non-compliance with its rules or the CE Act, (ii) the CFTC regarding non-compliance with the CE Act or (iii) any exchange, regarding non-compliance with its rules, which investigation reasonably might be expected to (A) impair materially the Trading Vehicle's or Managing Owner's ability to discharge its obligations to the Advisor or (B) result in a matter which would require disclosure in the Registration Statement or Prospectus which is not so disclosed.

               (viii) The Registration Statement as of its effective date and the Prospectus as of the Closing Date are responsive in all material respects to the requirements of the 1933 Act, including the rules and regulations thereunder, the CE Act, including the rules and regulations thereunder, and the rules and regulations of the NFA, and nothing has come to the attention of such counsel that leads it to believe that either the Registration Statement (at the time it initially became effective and at the time any post-effective amendment thereto became effective) or the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or which is necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading, except that such counsel is not required to express any opinion or belief (A) as to the financial statements or other financial or statistical data, past performance tables and notes thereto or other past performance information contained in the Registration Statement or the Prospectus, or (B) as to any statements or omissions made in reliance on and in conformity with information furnished by the Advisor for the express purpose of inclusion in the Registration Statement or the Prospectus, including, without limitation, references to the Advisor and its affiliates, controlling persons, shareholders, directors, officers and employees, as well as to the Advisor's Trading Approach and Past Performance History.

     In rendering such opinions, such counsel may rely (i) as to matters of fact, on a certificate of an officer of the Managing Owner, unless such counsel has actual knowledge otherwise and (ii) as to matters of law of states other than that in which they are licensed to practice law, upon the opinions of other counsel, in each case satisfactory in form and substance to the Advisor and its counsel, and such counsel shall state that they believe the Advisor may rely on them.

     9. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants in this Agreement, or contained in certificates required to be delivered hereunder, shall survive the delivery of any payment for the Interests under the Underwriting Agreement and the termination of the Advisory Agreement and this Agreement, with respect to any matter arising while the Advisory Agreement or this Agreement was in effect. Furthermore, all representations, warranties and covenants hereunder shall inure to the benefit of each of the parties to this Agreement and their respective successors and permitted assigns.

     10. Indemnification.

          (a) By the Advisor. In any action in which the Selling Agent, the Trust, the Trading Vehicle, Wilmington Trust Company, a Delaware corporation, in its capacity as trustee of the Trust (in such capacity, the "Trustee") or the Managing Owner, or their respective controlling persons, shareholders, partners, members, managers, directors, officers and/or employees of any of the foregoing are parties, the Advisor agrees to indemnify and hold harmless the foregoing persons against any loss, damage, charge, liability or expense (including, without limitation, reasonable attorneys' and accountants' fees) ("Losses") to which such persons may become subject, insofar as such Losses arise out of or result from (i) any misrepresentation or material breach of any warranty, covenant or agreement of the Advisor contained in this Agreement or (ii) any untrue statement of any material fact contained in the Registration Statement or in the Prospectus or the omission to state in the Registration Statement or in the Prospectus a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they are made), not misleading in each case under this subclause (ii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in material conformity with information furnished by the Advisor to the Managing Owner for inclusion in the Registration Statement or in the Prospectus and approved in writing by the Advisor in the form attached hereto as Exhibit A, including, without limitation, all information relating to the Advisor and its affiliates, controlling persons, shareholders, directors, officers and employees, as well as to the Advisor's Trading Approach and Past Performance History, and including, but not limited to, any notification by the Advisor to any such person and given under this Agreement, including liabilities under the 1933 Act, the Exchange Act and the CE Act.

          (b) Of the Advisor. In any action in which the Advisor, or its controlling persons, or any of the respective shareholders, directors, officers and/or employees (the "Advisor Indemnified Parties") are parties, the Managing Owner agrees (A) to indemnify and hold harmless the Advisor Indemnified Parties against any loss, claim, damage, charge, liability, or expense (including reasonable attorneys and accountants fees) ("Advisor Losses"), insofar as such Advisor Losses arise out of or result from or are based upon (i) any actual or alleged misrepresentation or material breach of any warranty, covenant or agreement of the Trust or the Managing Owner contained in this Agreement, (ii) any actual or alleged untrue statement of any material fact contained in the Registration Statement or in the Prospectus or the actual or alleged omission to state in the Registration Statement or in the Prospectus a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they are made), not misleading, (iii) any actual or alleged failure to comply with any legal requirements relating to the Offering of the Interests (including without limitation, any noncompliance with the requirements of the Exchange Act, and/or the 1933 Act, and/or the CE Act, including the rules and regulations thereunder, and or the rules and regulation of the NFA, in each case with respect to the Offering of Interests), or (iv) any claim relating to or involving the Advisor that is not substantiated, resolved or otherwise finally determined, in each case under subclauses (ii), (iii) or (iv) hereof, except to the extent that such untrue statement, omission or failure was made in reliance upon and in material conformity with information furnished by the Advisor to the Managing Owner for inclusion in the Registration Statement or the Prospectus including, without limitation, all information relating to the Advisor and its affiliates, controlling persons, shareholders, directors, officers and employees, as well as to the Advisor's Trading Approach and Past Performance History, and including but not limited to, any notification required and given under this Agreement, including liabilities under the 1933 Act, the Exchange Act and the CE Act, and (B) to reimburse each of the Advisor Indemnified Parties for any legal or other fees or expenses reasonably incurred in connection with investigating or defending any action or claim arising out of or based upon any of the foregoing. With respect to subclause
(iv) above only, the Advisor and the Managing Owner agree to negotiate in good faith a reduction, if any, in the indemnification amount required to be paid pursuant to subclause (iv) above to the Advisor based upon the relative responsibility of the Advisor for circumstances giving rise to the Advisor Losses for which indemnification is sought (including, but not limited to, the parties' assessment of the merits of the claim), provided that in the event the Managing Owner and the Advisor fail to agree on the amount of any such reduction after good faith negotiations, they shall submit the matter to binding arbitration in accordance with Section 15 of this Agreement for the purpose of determining whether the Advisor should bear any responsibility for the Advisor Losses or whether the Advisor is entitled to indemnification for such Advisor Losses in full.

          (c) None of the indemnifications contained in this Section 10 shall be applicable with respect to default judgments or confessions of judgment, or to settlements entered into by an indemnified party claiming indemnification without the prior written consent of the indemnifying party.

          (d) Promptly after receipt by an indemnified party under this
Section 10 of notice of any claim or dispute or commencement of any action or litigation, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof, but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10 except to the extent, if any, that such failure or delay prejudiced the indemnifying party in defending against the claim. In case any such claim, dispute, action or litigation is brought or asserted against any indemnified party, and it timely notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in the defense therein, and to the extent that it may wish, to assume such defense thereof, with counsel specifically approved in writing by such indemnified party, such approval not to be unreasonably withheld, following notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, in which event, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but shall continue to be liable to the indemnified party in all other respects as heretofore set forth in this Section 10. Notwithstanding any other provisions of this Section 10, if, in any claim, dispute, action or litigation as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel in connection with such claim, dispute, action or litigation and shall continue to be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim, dispute, action or litigation.

          (e) Expenses incurred by an indemnified party in defending a threatened or asserted claim or a threatened or pending action shall be paid by the indemnifying party in advance of final disposition or settlement of such matter, if and to the extent that the person on whose behalf such expenses are paid shall agree in writing to reimburse the indemnifying party in the event indemnification is not permitted under this Section 10 upon final disposition or settlement.

          (f) The parties hereto acknowledge and agree on their own behalf that the indemnities provided in this Agreement shall be inapplicable in the event of any loss, claim, damage, charge or liability arising out of or based upon, but limited to the extent caused by, any misrepresentation or breach of any warranty, covenant or agreement of any indemnified party to any indemnifying party contained in this Agreement.

     11. Limits on Claims. The Advisor agrees that it will not take any of the following actions against the Trust: (i) seek a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Trust in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, rehabilitation, liquidation or similar law or (B) adjudging the Trust a bankrupt or insolvent, or seeking reorganization, rehabilitation, liquidation, arrangement, adjustment or composition of or in respect of the Trust under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or of any substantial part of any of its properties, or ordering the winding up or liquidation of any of its affairs, or (ii) seek a petition for relief, reorganization or to take advantage of any law referred to in the preceding clause or (iii) file an involuntary petition for bankruptcy (collectively "Bankruptcy or Insolvency Action"). In addition, the Advisor agrees that for any obligations due and owing to it by the Trading Vehicle, the Advisor will look solely and exclusively to the assets of the Trading Vehicle to satisfy its claims and will not seek to attach or otherwise assert a claim against the assets of Series I, Series J or any other Series or the other assets of the Trust, whether there is a Bankruptcy or Insolvency Action taken. The parties agree that this provision will survive the termination of this Agreement, whether terminated in a Bankruptcy or Insolvency Action or otherwise.

     12. Notices. Any notices under this Agreement required to be given shall be effective only if given or confirmed in writing, shall be deemed given by the party providing notice when received by the party to whom notice is being given, and shall be sent certified mail, postage prepaid, or hand delivered, to the following address, or to such other address as a party may specify by written notice to each of the other parties hereto:

     If to the Selling Agent:

     Kenmar Securities, Inc.
     Two American Lane
     Greenwich, Connecticut 06830
     Attention:  General Counsel
     Facsimile:  (203) 552-1501

     If to the Managing Owner, the Trading Vehicle or the Trust:

     Preferred Investment Solutions Corp.
     51 Weaver Street
     Building One South, 2nd FLoor
     Greenwich, Connecticut 06830
     Attention:  General Counsel
     Facsimile:  (203) 552-1501

     in either case with a copy to:

     Michael J. Schmidtberger, Esq.
     Sidley Austin Brown & Wood LLP
     787 Seventh Avenue
     New York, New York 10019
     Facsimile:  (212) 839-5599

     If to the Advisor:

     Eagle Trading Systems Inc.
     47 Hulfish Street, Suite 4410
     Princeton, New Jersey  08542
     Attention:  Menachem Sternberg
     Facsimile:  (609) 497-5813

     With a copy to:

     Fred M. Santo, Esq.
     Katten Muchin Zavis Rosenman
     575 Madison Avenue
     New York, New York  10022
     Facsimile:  (212) 940-8563


     13. Governing Law. This Agreement shall be deemed to be made under the laws of the State of New York applicable to contracts made and to be performed in that State and shall be governed by and construed in accordance with the laws of that State, without regard to the conflict of laws principles.

     14. Arbitration, Remedies. Each party hereto agrees that any dispute relating to the subject matter of this Agreement shall be settled and determined by non-binding mediation for a period of at least 60 days and, failing that, by arbitration in the City of New York pursuant to the rules of NFA or, if NFA should refuse to accept the matter, the American Arbitration Association. The parties also agree that the award of the arbitrators shall be final and may be enforced in the courts of New York and in any other courts having jurisdiction over the parties.

     15. Assignment. This Agreement may not be assigned by any party without the express prior written consent of each of the other parties hereto.

     16. Amendment or Modification or Waiver. This Agreement may not be amended or modified except by the written consent of each of the parties hereto.

     17. Successors. Except as set forth in Section 10 of this Agreement is made solely for the benefit of and shall be binding upon the Trust, the Trading Vehicle, the Managing Owner, the Selling Agent, the Advisor, and the respective successors and permitted assigns of each of them, and no other person shall have any right or obligation under this Agreement. The terms "successors" and "assigns" shall not include any purchasers, as such, of Interests.

     18. Survival. The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

     19. No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

     20. No Liability of Limited Owners. This Agreement has been made and executed by and on behalf of the Trading Vehicle, the Trust and the Managing Owner, and the obligations


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

of the Trading Vehicle and/or the Managing Owner set forth in this Agreement are not binding upon any of the Limited Owners, Series I, Series J or any other Series individually, but rather, are binding only upon the assets and property of the Trading Vehicle, and, to the extent provided herein, upon the assets and property of the Managing Owner.

         21. Headings. Headings to Sections in this Agreement are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this Agreement.

         22. Complete Agreement. Except as otherwise provided herein, this Agreement and the Advisory Agreement constitute the entire agreement among the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding upon the parties hereto.

         23. Counterparts. This Agreement may be executed in one or more counterparts, all of which, when taken together, shall be deemed to constitute one original instrument.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                 WMT III SERIES H/J TRADING VEHICLE LLC
                                 By:  WORLD MONITOR TRUST III- SERIES I
                                 Its: Member

                                     By:  PREFERRED INVESTMENT SOLUTIONS CORP.,
                                          its sole Managing Owner

                                     By:  ___________________________________
                                          Name:  Esther E. Goodman
                                          Title: Chief Operating Officer and
                                                 Senior Executive Vice President

                                 By:  WORLD MONITOR TRUST III- SERIES J
                                 Its: Member

                                     By:  PREFERRED INVESTMENT SOLUTIONS CORP.,
                                          its sole Managing Owner

                                     By:  ___________________________________
                                          Name:  Esther E. Goodman
                                          Title: Chief Operating Officer and
                                                 Senior Executive Vice President

                                 KENMAR SECURITIES, INC.

                                 By:  ___________________________________
                                      Name:  Esther E. Goodman
                                      Title: Chief Operating Officer and
                                             Senior Executive Vice President

                                 PREFERRED INVESTMENT SOLUTIONS CORP.

                                 By:  ___________________________________
                                      Name:  Esther E. Goodman
                                      Title: Chief Operating Officer and
                                             Senior Executive Vice President

                                 EAGLE TRADING SYSTEMS INC.

                                 By:  ___________________________________
                                      Name:  Menachem Sternberg
                                      Title: Chairman

                                                                     Exhibit A

                         Form of Consent and Approval

         Reference is hereby made to the Representation Agreement Concerning the Registration Statement and the Prospectus, dated as of [date] (the "Agreement"), by and among WMT III Series I/J Trading Vehicle LLC (the "Trading Vehicle"), World Monitor Trust III, Series I and World Monitor Trust III - Series J (individually and collectively a "Trust"), Kenmar Securities, Inc. (the "Selling Agent") and Preferred Investment Solutions Corp. (the "Managing Owner"). Capitalized terms used but not defined herein have the meaning given thereto in the Agreement.

         The undersigned, Eagle Trading Systems, Inc., hereby consents to the use, filing and distribution by the Trust, the Trading Vehicle, the Selling Agent and the Managing Owner of the information described below and attached hereto, as contemplated by the Agreement and, in particular, Sections 1.a. and 10.a. thereof.

         Description: [Sections of the Registration Statement and Prospectus of the Trust, dated [date], relating to the undersigned, the Eagle Momentum Program and related matters.]



EAGLE TRADING SYSTEMS INC.


By:  ____________________________
     Menachem Sternberg
     Chairman





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